PURCHASE AND ASSIGNMENT OF CLAIM

     This PURCHASE AND ASSIGNMENT AGREEMENT (the "Agreement") is made and entered into as of this 28th day of April, 2000 by FOOTHILL CAPITAL CORPORATION, acalifornia corporation, its successors and assigns, with offices located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and Northpark Town Center, Bidg. 400, Suite 1450, 1000 Abemathy Road, N.E., Atlanta, Georgia 30328 ("Assignor"), TRANCHE B, INC., a Delaware corporation, its successors and assigns, with offices at c/o Meridian Capital Group, 4510 16th Avenue, Brooklyn, New York 11204 ("Assignee"), and USCI, INC., a Delaware corporation, with offices located at 5555 Triangle Parkway, Norcross, Georgia 30091 ("Issuer").

     1. Assignor, for good and valuable consideration (as more fully set forth below), the sufficiency of which is hereby acknowledged, does hereby absolutely and unconditionally sell, transfer and assign, without recourse (except as otherwise set forth herein), unto Assignee all rights, title and interest in and to the claim(s) of Assignor, including any and all security interests, (the "Claim") against AMERITEL COMMUNICATIONS, INC. and each of its affiliates and guarantors, all of which are listed on Schedule I hereto (together with its affiliates and guarantors, as the context requires, "Ameritel"), together with Assignor's right to receive all cash, instruments or other property issued or issuable to Assignor in connection with the proceedings in the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court"), Case No. 99-11081-JHG ("Bankruptcy Proceedings") (including without limitation accrued unpaid interest and any fees) or other distributions and to exercise and enforce all rights and remedies in respect of the Claim from and after the date hereof. The Claim assigned hereunder shall consist without limitation of all right, title and interest related to the following:

          a. all rights, privileges, powers, causes of action and claims (including "claims" as that term is defined in Section 101(5) of the Bankruptcy Code) held by Assignor arising under or in connection with that certain Amended and Restated Loan and Security Agreement by and between Assignor, as Lender, and Ameritel, as Borrower, dated as of April 14, 1999 (as amended, the "Amended Loan Agreement") and all other documents executed in connection therewith and as set forth on Schedule 2 hereto (together with the Loan Agreement, collectively, the "Loan Documents");

          b. all, rights, privileges, powers, causes of action and claims relating to that certain Participation Agreement by and among Assignor and the Participant (as defined therein);

          c. any and all Claims held by Assignor with respect to the Loan Documents and the transactions contemplated thereby against any agent, attorney, including without limitation any claims under any law governing the sale or purchase of securities, but exclusive of Assignor's rights and claims pursuant to paragraph 9 of this Agreement;

          d. all right, title and interest to funds held in any lockbox or other account established by Assignor related to the Loan Documents, including without limitation funds restricted from borrowing and funds received for the period beginning on April 21,2000 through the date April 28, 2000, which based on the knowledge of the parties hereto, is in the aggregate amount of $104,724.72 plus any amounts received or cleared after April 28, 2000;

     e. all right, title and interest related to and arising out of Assignor's foreclosure against U.S. Communications, Inc.; and

     f. all cash, securities or other property distributed or received on account of, or exchanged in return for, any of the foregoing.

     2. Assignor represents and warrants that the amount of the Claim is, in its entirety, in the amount of approximately $8,765,422.27 (the "Indebtedness"); that this Agreement has been duly authorized, executed and delivered by Assignor and Assignor has the requisite power and authority to execute and deliver this Agreement; that this Agreement constitutes the valid, legal and binding agreement ofAssigno'r, enforceable against Assignor in accordance with its terms; that no payment has been received by Assignor, or by any third party on behalf of Assignor, in full or partial satisfaction of the Claim; that Assignor has not previously sold, assigned or pledged the Claim to any third party in whole or in part; that Assignor owns and has sole title to, and the beneficial ownership of, the Claim free and clear of any and all liens, security interests or encumbrances of any kind or nature whatsoever; that Assignor is not aware of any legitimate claim or right ofsetoff, reduction, impairment, avoidance, disallowance, subordination or preference actions, whether on contractual or equitable grounds, and that there are no counterclaims, legal or equitable defenses or rights of recoupment or offsets that have been asserted by or on behalf of Ameritel or any other party to reduce the amount of the Claim or affect its validity or enforceability; Schedule 2 contains a list of all material documents known to Assignor that evidence the Claim; Assignor has delivered to Assignee true, correct and complete copies of each such document; except for that certain First Amendment to Amended and Restated Loan Agreement dated as of May 12, 1999 and those certain Waiver Agreements dated as of July 20, 1999 and September 9, 1999, Assignor has not executed or consented to any document that amends, alters, modifies or otherwise changes the Loan Documents or the Claim and is, to the best of its knowledge, not in possession of or aware of any other documents that would materially or adversely affect the Claim or change or modify the terms thereof except for documents listed on Schedule 2 without limiting the generality of the foregoing, to Assignor's best knowledge there is no document, consent, agreement, waiver or other act by Assignor, that would cause the Loan Documents not to be enforceable by Assignee in accordance with their respective terms; the credit information contained in Schedule 3 accurately states and represents (i) the current outstanding principal amount included in the Indebtedness on the date hereof, (ii) accrued but unpaid interest included in the Indebtedness up to but excluding the date hereof,
          (iii) the principal amount of the unfunded letter of credit commitment as of the date hereof, (iv) the amount of the Carve-Out as defined below, (v) the amount of fees and other charges payable under the Amended Loan Agreement, and (vi) the amount of attorneys fees and expenses of Assignor payable by Ameritel under the terms of the Amended Loan Agreement; to the best of Assignor's knowledge, the execution, delivery and performance of this Agreement and all other instruments and documents executed and delivered by Assignor in connection herewith are not in contravention of any law; the execution, delivery and performance of this Agreement and all other instruments and documents executed and delivered by Assignor in connection herewith are not in contravention of any order or agreement (including without limitation the Loan Documents) by which Assignor is bound or to which it or its assets (including the transferred rights constituting the Claim) is subject; Assignor has not breached any of its obligations under the Loan Documents and no amounts are due or owing, nor are there any obligations remaining to be performed thereunder by Assignor, other than as reflected in Schedule 3 hereto; no bar date has been set in the Bankruptcy Proceedings and Assignor has not filed a Proof of Claim with respect to the Claim; and no warrants have been issued'to Assignor in accordance with the terms and provisions of the Amended Loan Agreement.

     3. Assignee represents and warrants it has been duly authorized and has the requisite power to execute and accept delivery of this Agreement; that this Agreement constitutes the valid, legal and binding agreement of Assignee, enforceable against Assignee in accordance with its terms; and the execution, delivery and performance of this Agreement and all other instruments and documents executed and delivered by Assignee in connection herewith are not in contravention of any law, order or agreement by which Assignee is bound or to which it or its assets (including the transferred rights constituting the Claim) is subject.

     4. Assignee agrees that it shall assume all liabilities ofAssignor in connection with the Claim and the Bankruptcy Proceedings, arising from facts and circumstances relating to the period following the date hereof, including, without limitation, (i) the payment of any court-ordered fees (the "Carve-Out") to professionals of Ameritel in excess of $25,000, or to the professionals of the Official Committee of Unsecured Creditors (the "Committee") in excess of $85,000, provided, however, that in each case Assignee has consented to any excess of such fees, and (ii) all of Assignor's Obligations under the Amended Loan Agreement, (except as otherwise set forth herein) (collectively, the "Assumed Obligations"). Notwithstanding the foregoing. Assignee shall not assume or accept responsibility and liability for Obligations ofAssignor arising out of or in connection with:

          a. any action by any Person (excluding Assignee, Issuer, or any of their affiliates, subsidiaries, officers, directors or other related personnel, or any of their respective successors or assigns) for a breach by Assignor of its representations, warranties and covenants contained the Loan Documents or any other lender liability or other similar action arising from acts and omissions occurring prior to the date hereof;

          b. a breach by Assignor of its representations, warranties and covenants contained in this Agreement;

          c. the Carve-Out, up to $25,000 for professionals for Ameritel and up to $85,000 for professionals of the Committee;

          d. any liability ofAssignor to Houlihan Lokey Howard & Zukin Capital;

          e. any liability for the unfunded commitment on the letter of credit issued in favor of AT&T Wireless Services or any other letter of credit issued under the Loan Documents, which letters of credit are issued and outstanding prior to the date hereof; and

          f. Assignor's bad faith, gross negligence or willful misconduct prior to the date hereof (collectively, the "Retained Obligations").

     5. a. (1) As consideration for the assignment of the Claim, Issuer, on behalf of Assignee, hereby agrees to irrevocably transfer to Assignor, as of the date hereof, four million (4,000,000) shares of common stock of Issuer (the "Initial Share Holding"), evidenced by a stock certificate (with appropriate restrictions and restrictive legends affixed thereto) issued by Issuer and delivered to Assignor by Issuer's duly appointed stock transfer agent, not later than ten (10) business days from the date hereof. Issuer and Assignee represent and warrant that the Initial Share Holding and any shares issued thereafter to Assignor shall be validly issued, fully paid and nonassessable. On the eighteenth month anniversary of the date hereof (the "Subsequent Transfer Date"), Issuer, on behalf of Assignee, will transfer to Assignor such additional number of shares of common stock of Assignee (the "Subsequent Share Distribution") necessary to make the aggregate fair market value of shares in the Initial Share Holding equal four million dollars ($4,000,000) (the "Target Share Value"), based on the weighted average formula set forth herein. In determining the number of shares in the Subsequent Share Distribution, if any, on the Subsequent Transfer Date Issuer shall average the fifteen (15) highest, daily, ending values of the common stock for the trading period between the Effective Date (as defined below) and the Subsequent Transfer Date to obtain the "Weighted Average Value." In the event the Weighted Average Value (A) is less than $ 1.00 per share, regardless of the value of the shares of common stock on the Subsequent Transfer Date, the Subsequent Share Distribution (B) shall be computed as follows:

         B = $4.000.000 - (4.000.000 shares x A)

         A

               (2) If the Weighted Average Value is less than $.50 per share. Issuer shall use the value of $.50 for the Weighted Average Value in determining the number of shares in the Subsequent Share Distribution.

               (3) If the Weighted Average Value exceeds $ 1.00 per share. Issuer shall not be required to transfer any additional shares to Assignor, regardless of the fair market value of the shares of common stock on the Subsequent Transfer Date.

               (4) If Assignor sells a portion of the Initial Share Holdings prior to the Subsequent Transfer Date, the Target Share Value shall be reduced by the same percentage as such sold shares comprise of the Initial Share Holdings. By way of example only, if Assignor sells 1,000,000 shares, or twenty-five percent (25%) of the Initial Share Holdings prior to the Subsequent Transfer Date, then, on the Subsequent Transfer Date, the Target Share Value shall also be reduced by 25% and Issuer shall transfer to Assignor that number of additional shares of common stock of Issuer that is necessary to give the aggregate number shares of then held by Assignor a fair market value of $3,000,000. In such an event, the formula for determining the Subsequent Share Distribution (B), if any, using the same Weighted Average Value (A) discussed above and regardless of the fair market value of the shares on the Subsequent Transfer Date, shall be:

         B = $3.000.000 - (3.000.000 shares x A)

         A

               b. Issuer shall prepare and file a registration statement on Form S-1 (or such other form as Assignee is eligible to use) registering the resale of all of the shares in the Initial Share Holdings from time to time pursuant to Rule 415 under the Securities Act of 1933 (as amended, the "Securities Act") in a timely manner such that such registration statement shall become effective in accordance with the terms hereof. Following the filing of such registration statement. Issuer shall use its best efforts to cause such registration statement to become effective no later than the latter of(i) one hundred eighty
          (180) days from the date hereof, or (ii) November 1,2000 (the "Effective Date"). In addition, within ten (10) business days after the Effective Date, Issuer shall issue, and shall cause its duly appointed stock transfer agent to deliver to Assignor, in exchange for any existing certificates, a stock certificate for the Initial Share Holding with all transfer restrictions and restrictive legends removed. Issuer shall thereafter take all actions necessary, including the filing of amendments thereto or the filing of a Form 8-K to report material events for incorporation by reference therein, to maintain effectiveness of such registration statement so long as any shares are held by Assignor. Such registration statement shall list Assignor as "selling shareholder" therein and shall be amended as necessary from time-to-time to reflect transfers of the shares in the Initial Share Holdings (or such other shares subsequently transferred to Assignor pursuant to this Agreement) by Assignor.

               c. The registration requirements set forth in paragraph 5(b) hereof shall also apply to the shares, if any, issued by Issuer as part of the Subsequent Share Distribution, except that the Effective Date for such shares shall be one-hundred eighty (180) days after the Subsequent Transfer Date.

               d. In the event Issuer, at any time, (1) fails to issue or cause to be delivered stock certificates in accordance with paragraph 5 (a) hereof, (2) fails to issue or cause to be delivered stock certificates in accordance with paragraph 5(b) hereof, or (3) violates any other provision of this paragraph 5. Issuer shall be deemed to be in default of this Agreement. Upon such default, that certain General Continuing Guaranty dated as of June 5, 1998, and that certain Guarantor's Security Agreement dated as of June 5, 1998, and that certain First Amendment and Reaffirmation of General Continuing Guaranty dated as of April 14, 1999, and that certain First Amendment to Guarantor's Security Agreement dated as of April 14, 1999 (collectively, the "Guaranty Documents"), all in favor of Assignor, shall be reinstated in their entirety, with all benefits and obligations thereof vesting in Assignor.

     Notwithstanding the foregoing, in the event Issuer cures any default hereunder within three (3) business days from the date of such default. Issuer's obligations under the Guaranty Documents shall be terminated, so long as no other defaults have occurred and are continuing.

          e. As to the registration of the shares in the Initial Share Holdings and the registration of the shares in the Subsequent Share Distribution, if any, pursuant to paragraph 5(b) and (c). Issuer shall pay all costs, fees and expenses incident to the performance and compliance by Issuer with paragraph 5(b) and (c). including, without limitation, (1) all registration and filing fees; (2) all printing expenses; (3) all fees and disbursements of counsel and independent public accountants for Issuer; (4) all blue sky fees and expenses (including fees and expenses of counsel in connection with blue sky surveys); (5) all transfer taxes; (6) the entire expense of any audits incident to such registration required by the rules and regulations of the Securities and Exchange Commission; (7) the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto; and (8) the fees and expenses of one counsel for the Assignor in connection with the shares being registered pursuant to paragraph 5(b) and (c) hereof. Assignor shall bear its proportionate cost of all underwriting fees and commissions, if any, relating to such registration, such proportionate amount to be equal to a fraction, the numerator of which is the amount of shares being registered by Assignor and the denominator of which is the aggregate number of shares being registered by any and all other holders of Issuer's shares participating in such registration.

          f. Indemnification.

               (1) Issuer hereby agrees to indemnify and hold harmless Assignor and each of such Assignor's partners, employees, affiliates, officers and directors and each person who controls Assignor within the meaning of the Securities Act-and any underwriter (as defined in the Securities Act) for Assignor, and any person who controls such underwriter within the meaning of the Securities Act, from and against, arid agrees to reimburse promptly Assignor, its partners, employees, affiliates, officers, directors and controlling persons and each such underwriter and controlling person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which Assignor, its partners, employees, affiliates, officers, directors or controlling persons, or any such underwriter or controlling person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Issuer will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by Assignor, such underwriter or such controlling person (as the case may be) specifically for use in the preparation thereof.

               (2) Assignor hereby agrees to indemnify and hold harmless Issuer, its partners, employees, affiliates, officers and directors and each person who controls Issuer within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for Issuer and any person who controls such underwriter, with in the meaning of the Securities Act, from and against, and agrees to reimburse Issuer, its partners, employees, affiliates, officers, directors and controlling persons and each such underwriter and controlling person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which Issuer, its officers, directors, or such controlling persons and each such underwritermay become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by Assignor specifically for use in the preparation thereof. Notwithstanding any provision to the contrary contained herein, the aggregate liability of Assignor pursuant to this paragraph 5(f)(2) shall be limited to an amount equal to the gross proceeds received by Assignor from the offering of shares registered pursuant to this paragraph 5.

               (3) Promptly after receipt by a party indemnified pursuant to the provisions of subparagraph (1) or (2) of this paragraph 5(f) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party in writing pursuant to the provisions of subparagraph (Dor (2). notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this paragraph 5 and shall not relieve the indemnifying party from liability under this paragraph 5. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, which approval will not be unreasonably withheld, the indemnifying party shall not be liable to such indemnified party under subparagraph ( I ) or (2) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (A) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (C) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (D) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

               (4) If the  indemnification  provided for in subparagraph  (1) or
          (2) of this paragraph 5(f) is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party on the one hand and the indemnified party on the other from the related offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount payable by such indemnified person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative benefits received by an indemnifying party on the one hand and an indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by each party bear to the total net proceeds from the offering received by each other party and, with respect to an underwriter, the total underwriting discounts and commissions received by such underwriter, and in each case as set forth in the table on the cover page of the related prospectus. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (5) No person guilty of fraudulent misrepresentation (within the meaning of Section I l(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

               (6) In addition to its other obligations under this paragraph 5(f). Issuer further agrees to reimburse promptly Assignor (and Assignor's controlling persons, officers, directors, and underwriters (and controlling persons of such underwriters)) on a monthly basis for all reasonable legal fees, expenses and other fees and expenses incurred by Assignor in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or admission, described in subparagraph (1) of this paragraph 5(f). notwithstanding the possibility that such payments might later be held to be improper. To the extent that any payment is ultimately held to be improper, each person receiving such payment shall promptly refund such payment.

               (7) In addition to its other obligations under this paragraph 5(f). Assignor further agrees to reimburse promptly Issuer (and Issuer's controlling persons, officers, directors and underwriters (and controlling persons of such underwriters)) on a monthly basis for all reasonable legal fees, expenses and other fees and expenses incurred by Issuer in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or admission, described in subparagraph (2) of this paragraph 5(f). notwithstanding the possibility that such payments might later be held to be improper. To the extent that any payment is ultimately held to be improper, each person receiving such payment shall promptly refund such payment.

     6. Assignee agrees to indemnify Assignor and hold Assignor harmless from any liability, cost, penalties or expenses (including reasonable attorneys' fees and disbursements) for any amounts owed by Ameritel to any taxing authority, to extent such amounts are chargeable to Ameritel's secured lender.

     7. Assignor acknowledges that Assignee currently may possess and hereafter may come into possession of certain information that may be material to its decision to sell, hold or purchase the Claim (the "Assignee Excluded Information"); Assignor, independently and without reliance upon Assignee and based on such documents and information as Assignor has deemed appropriate, has made its own credit analysis and decision to enter into this Agreement and to sell the Claim; and Assignor hereby waives and releases any claims that Assignor might now or hereafter have against Assignee or any of its affiliates and their respective directors, officers, employees, agents, representatives, partners, controlling persons, successors and assigns, whether pursuant to applicable bankruptcy law, securities law or otherwise, with respect to the non-disclosure of Assignee Excluded Information Assignor further represents that it is not and never has been an "insider" of Ameritel.

     8. Assignee acknowledges that Assignor currently may possess and hereafter may come into possession of certain information that may be material to its decision to sell, hold or purchase the Claim (the "Assignor Excluded Information"); Assignee, independently and without reliance upon Assignor and based on such documents and information as Assignee has deemed appropriate, has made its own credit analysis and decision to enter into this Agreement and to purchase the Claim; and Assignee hereby waives and releases any claims that Assignee might now or hereafter have against Assignor or any of its affiliates and their respective directors, officers, employees, agents, representatives, partners, controlling persons, successors and assigns, whether pursuant to applicable bankruptcy law, securities law or otherwise, with respect to the non-disclosure of Assignor Excluded Information.

     9. Notwithstandinganything otherwise contained herein, the undersigned parties hereby agree that Assignor shall retain, and Assignee shall not take an assignment of, any and all claims that Assignor may have against any and all public accountants or other independent financial advisors of Ameritel, including without limitation claims for accountant liability and other related or similar claims related to work performed prior to the date hereof.

     10. In the event the Claim is ultimately allowed in the Bankruptcy Proceedings in an amount greater than the amount set forth herein. Assignee is hereby deemed to have purchased, and Assignor is hereby deemed to have sold, such additional amount for the same consideration paid herein.

     11. In the event all or any part of the Claim is disallowed, subordinated, objected to or otherwise impaired, in whole or in part, in the Bankruptcy Proceedings for any reason whatsoever, Assignor agrees to cooperate or assist in the defense of such claim and that Assignee shall have the right to defend the allowability of the Claim on Assignor's behalf; provided, however, that all costs and expenses incurred in such defense shall be paid by Assignee, unless such claim is related to a misrepresentation made by Assignor hereunder.

     12. Assignor agrees that in the event Assignor shall receive any payments or distributions and any notices with respect to the Claim after the date hereof, Assignor agrees to accept the same as Assignee's agent and to hold same in trust on behalf of and for the benefit of Assignee, and shall promptly remit the same forthwith to Assignee in the same form received, within two (2) business days in the case of cash and within five (5) business days in the case of securities, which are in good and deliverable form, with the endorsement of Assignor when necessary or appropriate.

     13. Assignor hereby irrevocably appoints Assignee as its true and lawful attorney-in-fact and authorizes Assignee to act in Assignor's name, place and stead, to file a Proof of Claim or to demand, sue for, compromise and recover all such sums of money which now are, or may hereafter become due and payable for, or on account of the Claim herein assigned. Assignor grants unto Assignee full authority to take all actions necessary to enforce the Claim and Assignor's rights thereunder pursuant to this Agreement. Assignor agrees that the powers granted by this paragraph 13 are discretionary in nature and exercisable at the sole option of Assignee. Assignor shall have no obligation to take any affirmative action to prove or defend the Claim's validity or amount in the Bankruptcy Proceedings. Assignor agrees to execute, acknowledge and deliver all such further certificates, instruments and other documents, and to take all such further action as may be necessary or appropriate to effect assignment of the Claim and all interests therein to Assignee, to cooperate with and assist Assignee in enforcing the Claim and to otherwise effectuate the intent of this Agreement Assignor agrees that Assignee may sell, transfer or assign the Claim together with all right, title and interest of Assignee in and to this Agreement.

     14. Assignor shall be solely responsible for professional fees and similar costs or expenses payable by or reimbursable to Assignor relating to the Loan Documents or the Bankruptcy Proceedings that are incurred for services rendered by professionals retained by Assignor on or before the date hereof. Assignee shall be responsible for all professional fees and similar costs or expenses payable by or reimbursable to Assignee relating to the Loan Documents or the Bankruptcy Proceedings that are incurred for services rendered by professionals retained by Assignee after the date hereof. Each party shall bear its own fees, costs and expenses related to the transaction hereunder. Notwithstanding the foregoing, Assignor and Assignee shall also be responsible for all professional fees and similar costs or expenses payable as part of the Carve-Out, in accordance with the terms hereof.

     15. Assignor agrees to indemnify Assignee against and hold Assignee harmless from any liability, cost, loss, damage or expense (including reasonable attorneys' fees and disbursements) incurred by Assignee and owed to any Person other than Ameritel, Issuer, any of their affiliates, subsidiaries, officers, directors or other related personnel, or any of their respective successor or assigns, resulting from or arising out of (i) the breach of any of Assignor's representations, warranties, agreements or covenants contained herein or in the Loan Documents, (ii) the Retained Obligations, or (iii) Assignor's gross negligence or wilful misconduct.

     16. In the event any claim or cause of action is asserted or brought against Assignor pursuant to paragraphs 4.5.6 or 15 of this Agreement, Assignor reserves the right to initiate its own defense, prosecute applicable counterclaims or cross-claims, appoint counsel, negotiate a settlement or compromise or otherwise defend against such claim or cause of action in any manner that Assignor, in the exercise of its own business judgment, deems appropriate, and will not be bound by any settlement or other resolution of such claim or cause of action entered into or ordered upon Assignee or Issuer without Assignor's prior written consent.

     17. Assignee agrees to indemnify Assignor against and hold Assignor harmless from any Expense incurred by Assignor resulting from or arising out of
(i) the breach of any of Assignee's representations, warranties, agreements or covenants contained herein, (ii) the Assumed Obligations, or (iii) Assignee's gross negligence or wilful misconduct.

     18. All representationsand warranties contained herein shall survive the execution and delivery of this Agreement and the purchase and sale of the Claim.

     19. This Agreement shall be construed and the obligations ofthe parties hereunder shall be determined in accordance with the laws ofthe State of California without reference to any conflicts of laws provisions thereof. Notwithstanding the foregoing. Assignee and Assignor agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts ofthe State of New York, the courts ofthe United States of America located in the City of New York, Borough of Manhattan, or in any other court having jurisdiction with respect thereto, and Assignee and Assignor irrevocably consent to service of process in any said action or proceeding in any of such courts by the mailing of copies thereof, postage prepaid, to Assignee or Assignor, as the case may be, at Assignee's or Assignor's address set forth herein, as the case may be, such service to become effective ten (10) days after such mailing.

     20. The documents attached hereto as Exhibit "A" and incorporated herein by this reference shall be filed by Assignee with the Banlo-uptcy Court as evidence of this transfer. The undersigned stipulate that an order may be entered recognizing this assignment of claim as an unconditional assignment and Assignee herein as the valid owner of the Claim, although such an order is not required either by the United States Bankruptcy Code or by the Federal Rules of Bankruptcy Procedure.

     21. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument and agreement.

     22. This Agreement, together with the Schedules and attachments, sets forth the entire agreement between Assignee, Assignor and Issuer relating to the Claim, supersedes all prior communications and understandings of any nature and may not be supplemented or altered orally. Any amendments hereto shall be in writing and signed by each party.

     23. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by express mail, shall be deemed given when sent to the designated address set forth in Schedule 4 hereto (or such other address as Assignee or Assignor may designate from time to time to the other party hereto).

     24. Each party shall execute and deliver all further documents or instruments reasonably requested by the other party in order to effect the intent of this Agreement and obtain the full benefit of this Agreement, including without limitation with respect to the filing of any documentation necessary to convey the security interests related to the Claims, such as any necessary UCC-3 assignments.

     25. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their successors and assigns. With due notice to Assignor, all rights hereunder may be freely transferred, in whole or in part, by Assignee without the consent of Assignor; provided, however, that Assignee covenants and agrees with Assignor not to transfer the Claims in violation of the Loan Documents.

     26. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     27. The parties hereto agree that they shall not disclose to any person the terms or conditions of this Agreement or any document executed or delivered in connection herewith, except that (i) each party may disclose the same if compelled by legal process, by an order, judgment or decree of a court or other governmental authority of competent jurisdiction, (ii) each party may disclose the same to its own employees, representatives, attorneys, accountants or investors on the condition that each party remains responsible for the recipients of such disclosure keeping the same confidential, and (iii) Assignee may disclose the same to any prospective purchaser or transferee of the claim.

     28. The parties hereto acknowledge and agree that in no event shall any of their respective partners, officers, directors, shareholders, employees, agents or investment managers of each of them have any obligation or liability to the other for any action taken or omitted by or on behalf of any party hereunder or in connection herewith (such obligation and liability being the sole responsibility of such party).

     29. No provision of this Agreement shall become effective until the Agreement is approved by the Board of Directors of Issuer. In the event no such approval is obtained by Issuer, this Agreement shall be null and void and the Guaranty Documents shall be reinstated in their entirety.

     30. Assignor (individually and for its affiliates, subsidiaries, successors and assigns) hereby releases, remises and forever discharges Assignee, Issuer, their respective subsidiaries (exclusive ofAmeritel), affiliates, predecessors, successors, assigns, directors, officers, shareholders, agents, servants,
employees,   representatives,    administrators,   accountants   and   attorneys
(collectively, the "Released Assignee Parties"; and each individually a "Released Assignee Party") from any and all claims, demands, causes of action, obligations, damages and liabilities arising from facts and circumstances relating to the period prior to the date hereof and in any way arising out of, connected with, or incidental to the Loan Documents and/or any dealings with or between any of the Released Assignee Parties related to all actions, negotiations, discussions and events resulting in the finalization and execution of the Loan Documents arising through the date hereof. This release and waiver shall be and remain in fall force and effect notwithstanding the discovery by the Released Assignor Parties (as defined below) after the date hereof (i) of any new or additional claim against any Released Assignee in any way relating to the subject matter of the Loan Documents, (ii) that any fact relied upon by any Released Assignee Party in connection with the Loan Documents was incorrect, and
(iii) that any representation made by any Released Assignee Party in connection with the Loan Documents was untrue or that any Released Assignee Party unintentionally concealed any fact, circumstance or claim relevant to the execution by the Released Assignor Parties of the Loan Documents, as applicable. The Released Assignor Parties acknowledge and agree that this release is intended to, and does, fully, finally and forever release all matters between the Released Assignor Parties and the Released Assignee Parties arising out of the documents contained in Schedule 1. notwithstanding the existence or discovery of any such new or additional claims or facts, incorrect facts, misunderstanding of law, misrepresentation or unintentional concealment, in any way relating to the subject matter of this release.

     31. Issuer and Assignee (individually and for their respective affiliates, subsidiaries (exclusive of Ameritel), successors and assigns) hereby release, remise and forever discharge Assignor and its subsidiaries, affiliates, predecessors, successors, assigns, directors, officers, shareholders, agents, servants, employees, representatives, administrators, accountants and attorneys (collectively, the "Released Assignor Parties"; and each individually a "Released Assignor Party") from any and all claims, demands, causes of action, obligations, damages and liabilities arising from facts and circumstances relating to the period prior to the date hereof and in any way arising out of, connected with, or incidental to the Loan Documents and/or any dealings with or between any of the Released Assignor Parties related to all actions, negotiations, discussions and events resulting in the finalization and execution of the Loan Documents arising through the date hereof. This release and waiver shall be and remain in full force and effect notwithstanding the discovery by the Released Assignee Party after the date hereof (i) of any new or additional claim against any Released Assignor Party in any way relating to the subject matter of the Loan Documents, (ii) that any fact relied upon by any Released Assignee Party in connection with the Loan Documents was incorrect, and (iii) that any representation made by any Released Assignor Party in connection with the Loan Documents was untrue or that any Released Assignor Party unintentionally concealed any fact, circumstance or claim relevant to the execution by the Released Assignee Parties of the Loan Documents, as applicable. The Released Assignee Parties acknowledge and agree that this release is intended to, and does, fully, finally and forever release all matters between the Released Assignor Parties and the Released Assignee Parties arising out of the documents contained in Schedule 1. notwithstanding the existence or discovery of any such new or additional claims or facts, incorrect facts, misunderstanding of law, misrepresentation or unintentional concealment, in &ny way relating to the subject matter of this release. Nothing in this Paragraph 31 is intended to prevent the enforcement of any right or remedy of any party under this Assignment Agreement, including without limitation with respect to any misrepresentation.

     32. Any schedules referenced herein and to be attached hereto may be provided by the responsible party within two (2) business dates from the date hereof.

     33. Capitalized terms not otherwise defined herein shall have the meanings ascribed those terms in the Amended Loan Agreement.

     IN WITNESS WHEREOF, the undersigned have duly executed this Assignment of Claim by their duly authorized representatives dated as of the date and year first above written.

ASSIGNOR:

FOOTHILL CAPITAL CORPORATION, a
California corporation

By:
Its:

ASSIGNEE:

TRANCHE B, INC., a Delaware corporation

By:
Its:

ISSUER:

USCI, INC.

By:
Its: